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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  March 4, 2002


                       COMPASS KNOWLEDGE HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEVADA                                 0-29615        87-0471549

(STATE OR OTHER JURISDICTION           (COMMISSION FILE    (IRS EMPLOYER
OF INCORPORATION OR                    NUMBER)             IDENTIFICATION
ORGANIZATION)                                              NUMBER)

                          2710 REW CIRCLE, SUITE 100
                             OCOEE, FLORIDA 34761
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                (407) 573-2000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (407) 656-7585
             (REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE)

                           WWW.COMPASSKNOWLEDGE.COM
                        (REGISTRANT'S WEBSITE ADDRESS)
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ITEM 5   OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On February 5, 2002, the Company entered into a Loan and Securities Purchase Agreement with Michael J. Etchison for the purpose of providing the Company with additional working capital, if needed. The principal terms and conditions of such Agreement are as follows:

     A.  Amount and Term:          $250,000 (the aggregate "Principal") until
         ---------------           March 1, 2003.


     B.  Interest Rate:            4.0% over the prime rate charged to Michael
         -------------             J. Etchison under his Line of Credit at the
                                   Old National Bank of Evansville, Indiana, as adjusted from time to time. Presently, this rate is approximately 9.85%.

     C.  Due Dates:                Interest is due and payable on the first day
         ---------                 of each month beginning the month after the
                                   first draw down of the loan and continues on the same day of each month thereafter until the Principal is paid in full. The entire unpaid Principal balance and all accrued and unpaid interest shall be due and owing on March 15, 2003.

     D.  Prepayment Penalties:     If any portion of the Principal is paid on or
         --------------------      before July 31, 2002 then the Prepayment
                                   Penalty shall equal 15% of the amount of the Principal which is prepaid; or if any portion of the Principal is paid after July 31, 2002 but on or before December 31, 2002 then the Prepayment Penalty shall equal 10% of the amount of the Principal which is prepaid.

     E.  Security:                 The Loan is secured by a Loan Agreement and a
         --------                  Security Agreement, which places a first lien
                                   on all of the Company's assets.

     F.  Conversion Rights:        The Holder is entitled, at its option, at any
         -----------------         time prior to payment of this Note in full,
                                   to convert the unpaid Principal, in whole or in part, in accordance with the following terms and conditions:

                                   The Holder may, at its sole option, convert this Note into that number of shares of fully paid and nonassessable shares of common stock of the Company, which is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of the Note, the Conversion Amount means the Principal dollar amount of the Note being converted. The Conversion Price shall mean:

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                                   (x)   If the Note is converted within six (6)
                                   months of its issue date, then the Conversion Price will be $0.50 per share; or

                                   (y)   If this Note is converted at anytime
                                   after six (6) months from its issue date, the Conversion Price per share will be equal to 80% of the "Fair Market Value" as of the Conversion Date of one share of the Company's common stock. Notwithstanding, in no event shall the Conversion Price be less than $0.30 per share.

     G.  Commitment Warrant:       75,000 shares of the Company's common stock,
         ------------------        exercisable at anytime within 5 years at an
                                   exercise price of $0.30 per share. The
                                   exercise price shall be payable by Holder upon exercise of the Warrant and shall be paid in cash or in other property (including
                                   Company common shares) or services acceptable to the Board of Directors, in their sole discretion and as allowed by applicable law, or any combination thereof.

     H.  Coverage Warrants:        Contemporaneous with each draw down, the
         -----------------         Company will issue and deliver to Lender a
                                   warrant to purchase that number of shares of the Company's common stock that equals 50% of the principal amount of each draw down. For example, if the Company draws down $100,000 on the Loan, the Company will issue and deliver to Lender a Coverage Warrant to purchase 50,000 Shares. The term of these warrants is five years and the exercise price is: (i) if all or any portion of the warrant is exercised within six (6) months of its issue date, then the exercise price will be $0.50 per share; or, (ii) at anytime after six (6) months from its issue date the exercise price will be equal to 80% of the "Fair Market Value" of one share of Lender's common stock. Notwithstanding, in no event shall the Conversion Price be less than $0.30 per share.

     I.  Use of Proceeds:          The proceeds from the Loan, after deduction
         ---------------           of loan closing costs, shall be used by
                                   Borrower for working capital and marketing.

     J.  Registration Rights:      All underlying securities carry customary
         -------------------       "piggyback" registration rights.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10     Material Contracts

       10.7 LOAN AND SECURITIES PURCHASE AGREEMENT, dated February 5, 2002, by and between Compass Knowledge Holdings, Inc. and Michael J. Etchison.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  COMPASS KNOWLEDGE HOLDINGS, INC.



Date:  MARCH 5, 2002              BY: /s/ ROGERS W. KIRVEN, JR.
       -------------                  -------------------------
                                      Chief Executive Officer and Director


Date:  MARCH 5, 2002              BY: /s/ ANTHONY RUBEN
       -------------                  -----------------
                                      Chief Financial Officer and Treasurer

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